UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 4, 2024

APX Acquisition Corp. I

(Exact name of registrant as specified in its charter)

Cayman Islands	001-41125	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

714 Westview Avenue

Nashville, TN 37205

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (202) 465-5882

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A Ordinary Share, par value $0.0001 per share, and one-half of one Redeemable Warrant	APXIU	The NASDAQ Stock Market LLC
Class A Ordinary Shares, par value $0.0001 per share	APXI	The NASDAQ Stock Market LLC
Warrant, each whole warrant exercisable for one Class A Ordinary Share for $11.50 per share	APXIW	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On September 4, 2024, APX Acquisition Corp. I (the “Company”), received a written notice from the Listing Qualifications Department of The Nasdaq Stock Market (“Nasdaq”) indicating that since the Company’s aggregate market value of its outstanding warrants was less than $1 million, the Company was no longer in compliance with the Nasdaq Global Market continued listing criteria set forth in Listing Rule 5452(b)(C), which requires the Company to maintain an aggregate market value of its outstanding warrants of at least $1 million (the “Notice”). The Notice additionally indicates that the Company, pursuant to the Listing Rules, has 45 calendar days, or until October 19, 2024, to submit a plan to regain compliance. If Nasdaq accepts the Company’s plan, the Company will have 180 calendar days from the date of the Notice, or until March 3, 2025, to evidence compliance. If Nasdaq were to reject the Company’s plan, Nasdaq rules permit the Company to appeal the decision to a hearings panel.

The Notice serves only as a notification of deficiency, not of imminent delisting, and has no current effect on the listing or trading of the Company’s warrants on the Nasdaq Global Market. Additionally, the Notice relates only to the Company’s warrants and will have no effect on the listing or trading of the Company’s Class A ordinary shares. The Company intends to take action to submit a plan to regain compliance within the 45-calendar day submission period, and, if Nasdaq accepts the plan to regain compliance, to subsequently regain compliance with Rule 5452(b)(C) within the 180 calendar day compliance period. While the Company is exercising diligent efforts to maintain the listing of its warrants on Nasdaq Global Market, there can be no assurance that the Company will be able to regain or maintain compliance with the Nasdaq Global Market aggregate market value of outstanding warrants requirement. In addition, if the Company does not meet the aggregate market value of outstanding warrants requirement by the end of the 180-calendar day compliance period (if granted), Nasdaq could provide notice that the Company’s warrants will become subject to delisting. In the event the Company receives notice that its warrants are being delisted, Nasdaq rules permit the Company to appeal any delisting determination by the Nasdaq staff to a hearings panel.

Forward-Looking Statements

This Current Report on Form 8-K includes, and oral statements made from time to time by representatives of the Company may include, “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements regarding possible business combinations and the financing thereof, and related matters, as well as all other statements other than statements of historical fact included in this Current Report on Form 8-K are forward-looking statements. When used in this Current Report on Form 8-K, words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions, as they relate to the Company or the Company’s management team, identify forward-looking statements. Such forward-looking statements in this Current Report on Form 8-K include, but are not limited to, statements related to the Company’s remediation plan, and timing and actions taken to regain compliance with Nasdaq. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors detailed in the Company’s filings with the SEC. All subsequent written or oral forward-looking statements attributable to the Company or persons acting on the Company’s behalf are qualified in their entirety by this paragraph. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the “Risk Factors” section of the Company’s registration statement and final prospectus relating to the Company’s initial public offering filed with the SEC. Copies are available on the SEC’s website at www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by applicable law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APX ACQUISITION CORP. I

Dated: September 9, 2024	By:	/s/ Kyle Bransfield
	Name:	Kyle Bransfield
	Title:	Chief Executive Officer